UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 27, 2009, Diedrich Coffee, Inc. (the “Company”) and Praise International North America, Inc., a Delaware corporation (“Praise”), entered into an agreement (the “Agreement”) pursuant to which Praise has agreed to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of Coffee People Worldwide, Inc., a Delaware corporation and wholly-owned subsidiary of the Company that owns assets used in the Company’s United States franchise operations (such purchase, the “Transaction”). Praise is an affiliate of Gloria Jean’s Coffees International Pty. Ltd., which was a party to the purchase of the Company’s international franchise operations in February 2005.

Pursuant to the Agreement, Praise will purchase the Shares for $3,100,000, of which $1,500,000 will be paid in cash at the closing and the remainder will be paid in the form of a twelve-month promissory note with an aggregate principal amount of $1,600,000 and an interest rate equal to 7.0% per annum, issued by Praise to the Company at the closing. The closing is anticipated to occur approximately sixty days after the date of the Agreement, provided that certain conditions are met. In addition, the Agreement contemplates that the parties will enter into several ancillary agreements, including a roasting agreement whereby the Company will provide coffee roasting services to Praise for a period of five years and a trademark license agreement whereby the Company will grant Praise a license to use certain of the Company’s trademarks.

The Company and Praise have made certain customary representations, warranties and covenants in the Agreement. The Agreement also contains customary indemnification provisions for certain claims and for breaches of certain of the Company’s representations and warranties contained in the Agreement.

The consummation of the Transaction is subject to certain customary conditions, including amongst others: the accuracy of the representations and warranties, performance of certain pre-closing covenants and the execution of various ancillary agreements related to the Transaction. The Agreement also contains customary termination provisions and may be terminated by either party if the closing does not occur on or before May 31, 2009.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Agreement contains representations and warranties of the Company and Praise that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Praise and may be subject to important qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or they were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties in the Agreement as statements of factual information.

Item 8.01	Other Events

On March 27, 2009, the Company filed a press release (the “Press Release”) announcing the signing of the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Reference
10.1	Stock Purchase Agreement dated March 27, 2009

99.1	Press release dated March 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diedrich Coffee, Inc.
Date: April 2, 2009

/s/ Sean M. McCarthy
(Signature)
Name: Sean M. McCarthy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Reference
10.1	Stock Purchase Agreement dated March 27, 2009

99.1	Press release dated March 27, 2009